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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-211568

PROSPECTUS SUPPLEMENT
(To prospectus dated July 26, 2016)

21,000,000 Shares

Jones Energy, Inc.

Class A Common Stock

        We are offering 21,000,000 shares of our Class A common stock.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "JONE." On August 18, 2016, the last reported trading price of our Class A common stock as reported on the New York Stock Exchange was $2.77 per share.

        Concurrently with this offering, we are making a public offering, which we refer to as the Concurrent Preferred Offering, of 1,600,000 shares of 8.0% Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (or up to 240,000 shares if the underwriters in that offering exercise their over-allotment option in full) at an issue price of $50 per share, pursuant to a separate prospectus supplement. We cannot assure you that the Concurrent Preferred Offering will be completed or, if completed, on what terms it will be completed. The offering of shares of our Class A common stock pursuant to this prospectus supplement and the accompanying prospectus is not contingent upon the closing of the Concurrent Preferred Offering, and the Concurrent Preferred Offering is not contingent upon the closing of the offering of shares of our Class A common stock hereunder.

        Entities affiliated with one of our material beneficial owners, JVL Advisors, L.L.C., have expressed an interest in purchasing an aggregate of approximately 50% of the Class A common stock offered in this offering at the initial price offered to the public. Because this indication is not a binding agreement or commitment to purchase, this entity may elect not to purchase any shares in this offering, or the underwriters may elect not to sell any shares in this offering to this entity. In the event that this entity confirms its interest, we will request that the underwriters consider selling to it such percentage of the common stock offered in this offering.

        If such percentage is so allocated, we expect affiliates of JVL Advisors, L.L.C. to own slightly in excess of 17% of the total of our outstanding Class A and Class B common stock following this offering.

        Investing in shares of our Class A common stock involves risks that are described in the "Risk Factors" section beginning on page S-9 of this prospectus supplement and page 3 of the accompanying base prospectus.

	Per share	Total
Public Offering Price	$2.7700	$58,170,000
Underwriting Discount	$0.1187	$2,492,700
Proceeds, before expenses, to us	$2.6513	$55,677,300

        We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 3,150,000 shares of Class A common stock on the same terms and conditions as set forth above.

        None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        The shares of Class A common stock will be ready for delivery on or about August 26, 2016.

Joint Book-Running Managers

Credit Suisse	J.P. Morgan
Co-Managers
GMP Securities L.P.	Johnson Rice & Company L.L.C.

The date of this prospectus supplement is August 19, 2016

Prospectus Supplement

Prospectus

        We expect that delivery of the shares of Class A common stock will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the shares (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of our Class A common stock on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Class A common stock initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares of Class A common stock who wish to trade shares on the date of pricing or the next succeeding business day should consult their own advisors.

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INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND
THE ACCOMPANYING PROSPECTUS

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of Class A common stock. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of Class A common stock. Generally, when we refer only to the "prospectus," we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

        Any statement made in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Please read "Information Incorporated by Reference" on page S-31 of this prospectus supplement.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying base prospectus and any free writing prospectus prepared by or on behalf of us relating to this offering of Class A common stock. Neither we nor the underwriters have authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus is accurate as of any date other than the dates shown in such documents or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

        None of Jones Energy, Inc., the underwriters or any of their respective representatives is making any representation to you regarding the legality of an investment in our Class A common stock by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our Class A common stock.

MARKET AND INDUSTRY DATA

        Market and industry data and forecasts used in this prospectus supplement and the documents incorporated by reference herein have been obtained from independent industry sources as well as from research reports prepared for other purposes. Although we believe these third-party sources to be reliable, we have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The information in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein or therein contain "forward-looking statements." All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project" and

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similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the many factors that may cause results to differ including those described under "Risk Factors" in this prospectus supplement and the accompanying prospectus and in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the "SEC") incorporated by reference herein and elsewhere in this prospectus supplement and the accompanying prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

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  business strategy;

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  estimated current and future net reserves and the present value thereof;

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  drilling and completion of wells including our identified drilling locations;

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  cash flows and liquidity;

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  financial strategy, budget, projections and operating results;

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  future prices and change in prices for oil, natural gas and natural gas liquids;

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  customers' elections to reject ethane and include it as part of the natural gas stream;

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  timing and amount of future production of oil and natural gas;

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  availability and cost of drilling, completion and production equipment;

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  availability and cost of oilfield labor;

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  the amount, nature and timing of capital expenditures, including future development costs;

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  ability to fund our capital expenditure budgets;

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  availability and terms of capital;

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  development results from our identified drilling locations;

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  ability to generate returns and pursue opportunities;

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  marketing of oil, natural gas and NGLs;

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  property acquisitions and dispositions, including the Pending Acquisitions (as described below), and realizing the expected benefits or effects of completed acquisitions and dispositions;

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  our ability to consummate the Pending STACK/SCOOP Acquisition (as defined below) and our anticipated financing transactions in connection therewith;

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  our ability to close the Pending Anadarko Acquisition (as defined below);

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  our expectations regarding borrowing base redeterminations;

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  the availability, cost and terms of, and competition for mineral leases and other permits and rights-of-way and our ability to maintain mineral leases;

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  costs of developing our properties and conducting other operations;

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  general economic conditions, including the levels of supply and demand for oil, natural gas and NGLs, and the commodity price environment;

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  competitive conditions in our industry;

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  effectiveness and extent of our risk management activities;

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  estimates of future potential impairments;

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  environmental and endangered species regulations and liabilities;

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  counterparty credit risk;

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  the extent and effect of any hedging activities engaged in by us;

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  the impact of, and changes in, governmental regulation of the oil and natural gas industry, including tax laws and regulations, environmental, health and safety laws and regulations, and laws and regulations with respect to derivatives and hedging activities;

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  developments in oil-producing and natural gas-producing countries;

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  uncertainty regarding our future operating results;

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  weather, including its impact on oil and natural gas demand and weather-related delays on operations;

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  technology; and

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  plans, objectives, expectations and intentions contained in this prospectus supplement that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price levels and volatility, inflation, the cost of oil field equipment and services, lack of availability of drilling, completion and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus supplement, the accompanying prospectus and in the documents incorporated herein and therein by reference.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus supplement or the accompanying prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus supplement and the accompanying prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying base prospectus. Because this is a summary, it may not contain all of the information that may be important to you and to your investment decision. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus supplement, the accompanying base prospectus and the documents incorporated herein by reference and other documents to which we refer. You should read "Risk Factors" beginning on page S-9 of this prospectus supplement and on page 3 of the accompanying base prospectus for more information about important risks that you should consider carefully before buying our Class A common stock. Except as otherwise indicated, all information contained in this prospectus supplement assumes that the underwriters do not exercise their option to purchase additional Class A common stock.

        Unless indicated otherwise in this prospectus supplement or the context requires otherwise, all references to "Jones Energy," the "Company," "our company," "we," "our" and "us" refer to Jones Energy, Inc. and its subsidiaries, including Jones Energy Holdings, LLC ("JEH LLC"). As the sole managing member of JEH LLC, Jones Energy, Inc. is responsible for all operational, management and administrative decisions relating to JEH LLC's business and consolidates the financial results of JEH LLC and its subsidiaries. References to "Metalmark Capital" are to MCP (C) II Jones Intermediate LLC, MCP II Co-Investment Jones Intermediate LLC, MCP II Jones Intermediate LLC, MCP II (TE) AIF Jones Intermediate LLC, MCP II (Cayman) AIF Jones Intermediate LLC and MCP II Executive Fund Jones Intermediate LLC, collectively. Jones Energy, Inc. is a holding company whose sole material asset is an equity interest in Jones Energy Holdings, LLC. The estimates of our proved reserves included in this prospectus supplement or incorporated by reference as of December 31, 2013, 2014 and 2015 are based on reserve reports prepared for Jones Energy by Cawley, Gillespie & Associates, Inc., independent petroleum engineers ("Cawley Gillespie").

Overview

        We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the mid-continent United States, spanning areas of Texas and Oklahoma. Our Chairman and CEO, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920's. We have grown rapidly by leveraging our focus on low cost drilling and completion methods and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011. We have drilled 836 total wells as operator, including 660 horizontal wells, since our formation and delivered compelling rates of return over various commodity price cycles. Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma:

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  the Western Anadarko Basin—targeting the liquids rich Cleveland, Granite Wash, Tonkawa and Marmaton formations;

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  the Arkoma Basin—targeting the Woodford shale formation; and

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  assuming the Pending STACK/SCOOP Acquisition is completed, the STACK/SCOOP play in the Eastern Anadarko Basin—targeting the Sycamore and Woodford shale formations.

        We seek to optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we are recognized as one of the lowest cost drilling and completion operators in the Cleveland and Woodford shale formations.

        As of December 31, 2015, our total estimated proved reserves were 101.7 MMBoe, of which 58% were classified as proved developed reserves. Approximately 25% of our total estimated proved reserves as of December 31, 2015 consisted of oil, 32% consisted of NGLs, and 43% consisted of natural gas. As of December 31, 2015, our properties included 1,016 gross producing wells. For the three years ended December 31, 2015, we drilled 294 wells, substantially all of which we drilled as operator. The following table presents summary reserve, acreage and production data for each of our operating areas:

	As of December 31, 2015				Year Ended December 31, 2015
	Estimated Net Proved Reserves		Acreage		Average Daily Net Production
	MMBoe	% Oil and NGLs	Gross Acreage	Net Acreage	MBoe/d	% Oil and NGLs
Cleveland	80.6	63%	181,353	117,700	18.4	64%
Woodford	16.3	32%	12,383	4,418	3.6	31%
Other	4.8	43%	34,488	15,259	3.1	40%

All properties	101.7	57%	228,224	137,377	25.1	57%

        The following table presents summary well and drilling location data for each of our key formations as of December 31, 2015:

	Producing Wells		Identified Drilling Locations(1)
	Gross	Net	Gross	Net
Cleveland	573	410	711	455
Woodford	152	59	277	45
Other	291	81	1,115	473

All properties	1,016	550	2,103	973

(1)
Our total identified drilling locations include 412 gross locations associated with proved undeveloped reserves as of December 31, 2015. We have estimated our drilling locations based on well spacing assumptions for the areas in which we operate and other criteria. See "Business—Development of Proved Undeveloped Reserves" and "Business—Drilling Locations" in our Annual Report on Form 10-K for the year ended December 31, 2015 for more information regarding our proved undeveloped reserves and the processes and criteria through which these drilling locations were identified.

        Our 2015 capital expenditures totaled $200.1 million (excluding the impact of asset retirement costs), of which $173.2 million was utilized to drill and complete operated wells. In our Annual Report on Form 10-K for the year ended December 31, 2015, we provided an overview of our 2016 capital expenditures budget, which was initially set at $25 million with the majority dedicated to capital well workovers and field optimization activities. On May 4, 2016 the Company announced a revised 2016 capital expenditures program of $100 million. The Company resumed drilling with one rig in the Cleveland in April 2016, followed by the addition of a second and third rig in June 2016. On August 3, 2016, the Company announced a further revised 2016 capital expenditures program, lowering full year 2016 guidance (excluding acquisitions) by 10% to $90 million, primarily due to better than expected execution on the Company's Cleveland drilling program and maintenance projects coming in below budget. The Company expects to fund its revised 2016 capital budget, excluding capital expenditures related to the Pending Acquisitions, with cash flows from operations.

 Recent Developments

Pending Acquisitions

Pending STACK/SCOOP Acquisition

        On August 18, 2016, JEH LLC entered into a definitive purchase and sale agreement (the "Purchase Agreement") with SCOOP Energy Company, LLC, an Oklahoma limited liability company (the "Seller"), to acquire oil and gas properties located in the STACK/SCOOP play in the Eastern Anadarko Basin in Central Oklahoma, for a purchase price of $136.5 million, subject to customary purchase price adjustments. This transaction, which we refer to as the "Pending STACK/SCOOP Acquisition," principally consists of approximately 18,000 undeveloped net acres in Canadian, Grady and McClain Counties, Oklahoma (the "Properties"), subject to reductions for exercised preferential purchase rights and failures to obtain required consents. We intend to finance the Pending STACK/SCOOP Acquisition, subject to market conditions and other factors, with net proceeds from this offering and the Concurrent Preferred Offering (as defined below). We expect to close the Pending STACK/SCOOP Acquisition prior to the end of the third quarter of 2016. However, the Pending STACK/SCOOP Acquisition remains subject to the completion of satisfactory title and environmental due diligence and the satisfaction of customary closing conditions. In addition, the Pending STACK/SCOOP Acquisition requires the approval of the Oklahoma probate court with jurisdiction over the assets of one of the Seller's equity owners (the "Court Approval"). There can be no assurance that we will acquire all or any portion of the acreage subject to the Purchase Agreement.

Pending Anadarko Acquisition

        As previously announced, on August 3, 2016, JEH LLC entered into a definitive agreement to acquire producing and undeveloped oil and gas assets in the Western Anadarko Basin, which we refer to as the "Pending Anadarko Acquisition," for $27.1 million, subject to customary closing adjustments. The assets subject to the Pending Anadarko Acquisition include interests in up to 174 producing wells and approximately 26,000 net acres in Lipscomb and Ochiltree Counties in the Texas Panhandle, subject to reductions for exercised preferential purchase rights and failures to obtain required consents. The Company expects to fund the Pending Anadarko Acquisition with cash on hand, and anticipates the transaction will close by the end of August 2016, subject to completion of due diligence and satisfaction of customary closing conditions. We refer to the Pending Anadarko Acquisition, together with the Pending STACK/SCOOP Acquisition, as the "Pending Acquisitions."

Concurrent Offering of Shares of our Convertible Preferred Stock

        Concurrently with this offering of shares of our Class A common stock, we are offering, by means of a separate prospectus supplement, 1,600,000 shares of our 8.0% Series A Perpetual Convertible Preferred Stock, par value $0.001 per share (our "convertible preferred stock") at an issue price of $50 per share, in an offering registered under the Securities Act of 1933, as amended, (the "Securities Act"), which we refer to as the "Concurrent Preferred Offering". We also expect to grant a 30-day option to the underwriters in the Concurrent Preferred Offering to purchase up to an additional 240,000 shares of our convertible preferred stock, solely to cover over-allotments. The shares of convertible preferred stock will initially be convertible into an aggregate of up to 25,113,760 shares of our Class A common stock (or up to 28,880,824 shares of our Class A common stock, if the underwriters in that offering exercise their over-allotment option in full), in each case subject to anti-dilution, make-whole and other adjustments, as described in the prospectus supplement related to the offering of our convertible preferred stock. We expect to receive net proceeds of approximately $76.8 million from the Concurrent Preferred Offering assuming no exercise by the underwriters of their over-allotment option. We cannot give any assurance that the Concurrent Preferred Offering will be completed. We refer to this offering and Concurrent Preferred Offering as the "Securities Offerings."

        This offering is not contingent upon the Concurrent Preferred Offering, and the Concurrent Preferred Offering is not contingent upon this offering. This prospectus supplement shall not be deemed an offer to sell or a solicitation to buy the convertible preferred shares.

Amendment of Senior Secured Revolving Credit Facility

        On August 1, 2016, the Company entered into an amendment to our senior secured revolving credit facility (our "Revolver") to, among other things (i) require that the Company's deposit accounts and securities accounts (subject to certain exclusions) become subject to control agreements, (ii) restrict the Company from making borrowings under the Revolver if the Company has or, after giving effect to the borrowing, will have a Consolidated Cash Balance (as defined in the Revolver) in excess of $30.0 million and (iii) set the borrowing base under the Revolver at $410 million effective immediately, with an automatic increase to $425 million upon closing of the Pending Anadarko Acquisition. The borrowing base under the Revolver will not increase or decrease upon the closing of the Pending STACK/SCOOP Acquisition. Our borrowing base is scheduled for a redetermination on or about October 1, 2016, at which time we expect a reduction, resulting in a borrowing base of between $360 million and $330 million, assuming the closing of the Pending Anadarko Acquisition.

Letter Agreement and Waiver of Delaware General Corporation Law Section 203

        Given that affiliates of JVL Advisors, L.L.C. (together with its affiliates and associates, "JVL") may own in excess of 15% of our outstanding voting stock as a result of JVL's indication of interest in this offering, the Company is entering into a letter agreement (the "JVL Letter Agreement") with JVL Advisors, L.L.C. in connection with the offering. The JVL Letter Agreement will approve, pursuant to Section 203 of the Delaware General Corporation Law ("Section 203"), the purchase of shares of Class A common stock in this offering by JVL if the underwriters decide to allocate shares to JVL. This approval will result in JVL not being subject to the restrictions on "business combinations" contained in Section 203. In consideration of such approval, JVL will agree that, among other things:

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  it will not acquire any material assets of the Company;

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  it will not become the owner of more than 19.9% of the Company's outstanding voting stock (other than as a result of actions taken solely by the Company) without the prior approval of the Company's independent directors who are not affiliated with JVL; and

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  it will not engage in any "business combination" (as defined in the JVL Letter Agreement).

        Following this offering, the Company intends to negotiate a registration rights agreement with JVL to facilitate an orderly distribution of JVL's shares of Class A common stock in the future.

Our Corporate Structure

        Jones Energy, Inc. (NYSE: JONE) was incorporated as a Delaware corporation in March 2013. We are a holding company whose sole material asset consists of units ("JEH LLC Units") in JEH LLC. As the sole managing member of JEH LLC, we are responsible for all operational, management and administrative decisions relating to JEH LLC's business and consolidate the financial results of JEH LLC and its subsidiaries. Our principal executive offices are located at 807 Las Cimas Pkwy, Suite 350, Austin, Texas 78746, and our telephone number is (512) 328-2953.

        The following diagram depicts a summary of our organizational and ownership structure after giving effect to this offering and the Concurrent Preferred Offering (assuming the underwriters do not exercise their option to purchase additional shares in this offering or the Concurrent Preferred Offering).

 THE OFFERING

Class A common stock offered by us	21,000,000 shares (24,150,000 shares if the underwriters' option to purchase additional shares is exercised in full).
Option to purchase additional shares	We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 3,150,000 additional shares of Class A common stock.
Class A common stock outstanding before this offering	32,819,222 shares.
Class A common stock outstanding after this offering

53,819,222 shares, or 56,969,222 shares if the underwriters exercise in full their option to purchase an additional 2,100,000 shares. Excludes the up to 25,113,760 shares of our Class A common stock issuable upon conversion of the convertible preferred stock offered in the Concurrent Preferred Offering (or 28,880,824 shares of our Class A common stock issuable upon conversion of our convertible preferred stock if the underwriters in the Concurrent Preferred Offering exercise their over-allotment option in respect of the Concurrent Preferred Offering in full), in each case, subject to anti-dilution, make-whole and other adjustments.

Class B common stock outstanding after this offering

29,872,426 shares. Shares of our Class B common stock have voting rights, but no economic rights. When a JEH LLC Unit is exchanged for a share of Class A common stock, a share of Class B common stock held by the exchange holder will be cancelled.

Voting power of Class A common stock outstanding after giving effect to this offering

64.307% (or 100% if all outstanding JEH LLC Units held by the Existing Owners (as defined below) were exchanged, along with a corresponding number of shares of our Class B common stock, for newly-issued shares of Class A common stock on a one-for-one basis).

Voting power of Class B common stock outstanding after giving effect to this offering

35.693% (or 0% if all outstanding JEH LLC Units held by the Existing Owners were exchanged, along with a corresponding number of shares of our Class B common stock, for newly-issued shares of Class A common stock on a one-for-one basis).

Use of proceeds

We expect to receive net proceeds from this offering of approximately $55.7 million after deducting underwriting discounts and commissions but before deducting offering expenses. We intend to use the net proceeds from this offering, together with approximately $76.8 million net proceeds of the Concurrent Preferred Offering (plus the net proceeds received upon exercise of the underwriters' option in either of the Securities Offerings), to fund a portion of the $136.5 million purchase price for the Pending STACK/SCOOP Acquisition (see "—Recent Developments—Pending Acquisitions—Pending STACK/SCOOP Acquisition" above). If the Pending STACK/SCOOP Acquisition is not consummated or the purchase price is reduced because we acquire less than all of the Properties subject to the Purchase Agreement, we intend to use any remaining net proceeds for general corporate purposes, which may include leasehold interest and property acquisitions and working capital. See "Use of Proceeds" on page S-16 of this prospectus supplement.

Voting rights

Each share of our Class A common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Each share of our Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders generally. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or by our amended and restated certificate of incorporation. See "Description of Capital Stock" beginning on page 15 of the accompanying base prospectus.

Concurrent preferred offering

Concurrently with this offering of shares of our Class A common stock, we are making a public offering of 1,600,000 shares of our convertible preferred stock, and we have granted the underwriters of that offering a 30-day option to purchase up to 240,000 additional shares of our convertible preferred stock to cover over-allotments. The shares of convertible preferred stock will initially be convertible into an aggregate of up to 25,113,760 shares of our Class A common stock (or up to 28,880,824 shares of our Class A common stock, if the underwriters in that offering exercise their over-allotment option in full), in each case subject to anti-dilution, make-whole and other adjustments, as described in the prospectus supplement related to the offering of our convertible preferred stock.

We cannot assure you that the Concurrent Preferred Offering will be completed or, if completed, on what terms it will be completed. The closing of this offering is not conditioned upon the closing of the Concurrent Preferred Offering, and the closing of our offering of convertible preferred shares is not conditioned upon the closing of this offering. Please see "—Recent Developments—Concurrent Offering of Shares of our Convertible Preferred Stock" for a summary of the terms of our convertible preferred stock and a further description of the Concurrent Preferred Offering.

Dividend policy

Holders of Class A common stock are entitled to dividends when and if declared by our board of directors, subject to certain restrictions and preferences; however, we do not anticipate paying any cash dividends on our Class A common stock. Holders of Class B common stock are not entitled to dividends unless such dividends are in kind. In addition, our Revolver prevents us from paying cash dividends. See "Description of Capital Stock" beginning on page 15 of the accompanying base prospectus.

Exchange rights of holders of JEH LLC Units

Under the Exchange Agreement (the "Exchange Agreement") entered into by us, the Jones family entities, Metalmark Capital and certain other parties (collectively, the "Existing Owners"), holders of JEH LLC Units may exchange their JEH LLC Units (together with a corresponding number of shares of Class B common stock) for shares of Class A common stock (on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassification and other similar transactions).

Risk factors

You should read the risk factors found in the documents incorporated herein by reference, as well as the other cautionary statements throughout this prospectus supplement, to ensure you understand the risks associated with an investment in our Class A common stock. See "Risk Factors" on page S-9 of this prospectus supplement and page 3 of the accompanying base prospectus.

New York Stock Exchange symbol	JONE.

RISK FACTORS

        Our business is subject to uncertainties and risks. Before you invest in our Class A common stock, you should carefully consider the risk factors on page 3 of the accompanying base prospectus and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our Annual Report on Form 10-K for the year ended December 31, 2015 and in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. Please also read "Cautionary Note Regarding Forward-Looking Statements" beginning on page S-ii of this prospectus supplement and beginning on page 30 of the accompanying base prospectus.

The Pending Acquisitions may not be completed as anticipated, and even if the Pending Acquisitions are completed, we may fail to realize the benefits anticipated as a result of the Pending Acquisitions.

        The Pending STACK/SCOOP Acquisition is expected to close prior to the end of the third quarter of 2016, subject to satisfaction of title and environmental due diligence and closing conditions, many of which are beyond our control. In particular, the closing of the Pending STACK/SCOOP Acquisition is conditioned upon receipt of the consent of the Oklahoma probate court with jurisdiction over the assets of one of the Seller's equity owners. It has also been publicly reported that a representative of a group of lender creditors under a syndicated term loan to another of the Seller's equity owners has requested that the probate court permit the creditors to consent to sales of significant assets of the Seller's equity owner, although it is not clear whether such a request would include the Pending STACK/SCOOP Acquisition. There can be no assurance that such consent will be obtained or that the other closing conditions will be satisfied. An affiliate of Credit Suisse Securities (USA) LLC, an underwriter in this offering, is one of several lender creditors under the syndicated term loan described above. See "Underwriting—Other Relationships." The Pending Anadarko Acquisition is expected to close by the end of August 2016, subject to the completion of due diligence and satisfaction of closing conditions, many of which are beyond our control. However, completion of either of the Pending Acquisitions is not a condition to completion of this offering of our Class A common stock or the Concurrent Preferred Offering.

        There are a number of risks and uncertainties relating to the Pending Acquisitions. For example, the Pending Acquisitions may not be completed, or may not be completed in the time frame, on the terms, or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure to satisfy one or more of the conditions to closing. There can be no assurance that such conditions will be satisfied or that the Pending Acquisitions will be consummated. If these conditions are not satisfied or waived, one or both of the Pending Acquisitions will not be consummated. We also risk losing all or a portion of our substantial cash deposits under the acquisition agreements for the Pending Acquisitions, including a deposit of approximately $20.5 million for the Pending STACK/SCOOP Acquisition and a deposit of approximately $2.7 million for the Pending Anadarko Acquisition, if we fail to close either such transaction in breach of the respective agreement. In addition, properties that are identified to have title or environmental defects may be excluded from the Pending Acquisitions, so the properties acquired may not consist of the entire group of properties that are contemplated to be acquired in the Pending Acquisitions. There is no assurance that either of the Pending Acquisitions will close on or before the scheduled time for closing, or at all, or that the properties acquired will include all the properties expected to be acquired, and the closing of this offering or the Concurrent Preferred Offering is not conditioned on the closing of either of the Pending Acquisitions. Accordingly, if you decide to purchase our Class A common stock, you should be willing to do so whether or not we complete the Pending Acquisitions. The consummation of the Pending Acquisitions involves potential risks, including:

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  the failure to realize recoverable reserves;

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  regulatory compliance and permitting;

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  title issues or other unidentified or unforeseeable liabilities and costs;

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  the incurrence of liabilities or other compliance costs related to environmental or regulatory matters, including potential liabilities that may be imposed without regard to fault or the legality of conduct;

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  the diversion of management's attention from our existing properties; and

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  the incurrence of significant charges, such as asset devaluation or restructuring charges.

        If we consummate the Pending Acquisitions and if these risks or other unanticipated liabilities were to materialize, any desired benefits of the Pending Acquisitions may not be fully realized, if at all, and our future financial performance and results of operations could be negatively impacted. We cannot assure you that we will realize value from the Pending Acquisitions that equals or exceeds the consideration paid.

If completed, the Pending STACK/SCOOP Acquisition may not achieve its intended results and may result in us assuming unanticipated liabilities. To date, we have conducted only limited diligence regarding the assets and liabilities we would assume in the Pending STACK/SCOOP Acquisition. These risks are heightened because the Pending STACK/SCOOP Acquisition, if consummated, would involve acquisition of a material amount of undeveloped acreage relative to our current undeveloped acreage position.

        We entered into the Purchase Agreement with the expectation that the Pending STACK/SCOOP Acquisition would result in various benefits and opportunities. Achieving the anticipated benefits of the Pending STACK/SCOOP Acquisition is subject to a number of risks and uncertainties. For example, under the Purchase Agreement, we have the opportunity to conduct customary environmental and title due diligence following the execution of the Purchase Agreement, but our diligence efforts to date have been limited. As a result, we may discover title defects or adverse environmental or other conditions of which we are currently unaware. Environmental, title and other problems could reduce the value of the properties to us, and, depending on the circumstances, we could have limited or no recourse to the Seller with respect to those problems. We will assume certain of the Seller's liabilities and are entitled to indemnification in connection with those liabilities in only limited circumstances and in limited amounts. We cannot assure that such potential remedies will be adequate for any liabilities we incur, and such liabilities could be significant.

        The risks involved in the Pending STACK/SCOOP Acquisition are heightened due to the size and location of the acquisition. The Pending STACK/SCOOP Acquisition, if consummated, would involve our acquisition of approximately 18,000 undeveloped net acres in Canadian, Grady and McClain Counties, Oklahoma, which is a material amount of undeveloped acreage relative to our approximately 27,248 undeveloped net acres as of December 31, 2015. In addition, the Properties to be acquired in the Pending STACK/SCOOP Acquisition are located in the STACK/SCOOP play, which is an area in which we do not have previous drilling experience. As a result, the risk that our ability to efficiently and effectively develop and produce the Properties acquired in the Pending STACK/SCOOP Acquisition is heightened. If we are unable to efficiently and effectively develop and produce the Properties, the areas may not be as economic as we anticipate and we may not realize the expected benefits of the acquisition.

        The anticipated future growth of our business will impose significant added responsibilities on management. The anticipated growth may place strain on our administrative and operational infrastructure. Our senior management's attention may be diverted from the management of daily operations to the integration of the Seller's business operations and the assets acquired in the Pending STACK/SCOOP Acquisition. Our ability to manage our business and growth will require us to apply our operational, financial and management controls, reporting systems and procedures to the acquired business. We may also encounter risks, costs and expenses associated with any undisclosed or other unanticipated liabilities, and use more cash and other financial resources on integration and implementation activities than we anticipate. We may not be able to successfully integrate the Seller's operations into our existing operations, successfully manage this additional acreage or realize the expected economic benefits of the Pending STACK/SCOOP Acquisition, which may have a material adverse effect on our business, financial condition and results of operations.

        The development of the properties to be acquired will be subject to all of the risks and uncertainties associated with oil and gas activities as described in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2015.

A significant portion of the value of the Pending STACK/SCOOP Acquisition is associated with undeveloped acreage that is not held by production, will require substantial amounts of capital to develop and may not be economic.

        Most of the acreage we are acquiring in the Pending STACK/SCOOP Acquisition is undeveloped and will require substantial amounts of capital to fully develop, which we may not be able to fully fund or may require significant issuances or incurrence of equity or debt which may not be available to us or may only be available at a cost that does not allow us to achieve our plans, development schedule and production schedule associated with the acreage. We may also significantly change our development plans in response to commodities pricing. As a result, our investment in these areas may not achieve the production growth or returns we anticipate or may render development opportunities uneconomic, and we could incur material write-downs of unevaluated properties.

        In addition, because most of the acreage we are acquiring in the Pending STACK/SCOOP Acquisition is undeveloped, it is not held by production. Unless development or production, in accordance with the terms of the respective leases, is established, these leases will expire. If the acquired leases expire, we will lose our right to develop the Properties. Our drilling and development plans for the area are subject to change based upon various factors, many of which are beyond our control. If we are unable to establish the development or production necessary to hold our leases, we may be forced to pay extension fees to prevent those leases from expiring. If our leases expire or we are forced to pay extension fees in order to maintain them, the areas may not be as economic as we anticipate and we may not realize the expected benefits of the acquisition.

Our business requires substantial capital expenditures, and we may be unable to obtain needed capital or financing on satisfactory terms or at all.

        Our exploration, exploitation, development and acquisition activities require substantial capital expenditures. Our total capital expenditures for 2015 were $200.1 million excluding the impact of asset retirement costs. On August 3, 2016, the Company announced a further revised 2016 capital expenditures program, lowering full year 2016 guidance (excluding acquisitions) by 10% to $90 million, primarily due to better than expected execution on the Company's Cleveland drilling program and maintenance projects coming in below budget. Historically, we have funded development and operating activities primarily through a combination of equity capital raised from a private equity partner and public equity offerings, through borrowings under our Revolver, through the issuance of debt securities and through internal operating cash flows. We intend to finance the majority of our capital expenditures for the remainder of 2016, including capital expenditures related to the Pending Acquisitions, with cash flows from operations and borrowings under our Revolver. Our capital expenditures have historically been greater than our cash flows from operations, and we expect our capital expenditures for the remainder of 2016 to continue to exceed our cash flows. Availability under our Revolver is expected to be further reduced when our borrowing base is redetermined on or about October 1, 2016, at which time we expect a reduction, resulting in a borrowing base of between $360 million and $330 million, assuming the closing of the Pending Anadarko Acquisition. If necessary, we may also access capital through proceeds from potential asset dispositions and the issuance of additional debt and equity securities. Our cash flow from operations and access to capital are subject to a number of variables, including:

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  the estimated quantities of our oil, natural gas and NGL reserves;

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  the amount of oil, natural gas and NGLs we produce from existing wells;

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  the prices at which we sell our production;

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  any gains or losses from our hedging activities;

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  the costs of developing and producing our oil, natural gas and NGL reserves;

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  take-away capacity;

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  our ability to acquire, locate and produce new reserves;

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  the ability and willingness of banks to lend to us; and

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  our ability to access the equity and debt capital markets.

        If our cash flow from operations is not sufficient to fund our capital expenditure budget, we may have limited ability to obtain the additional capital necessary to conduct our operations at expected levels. Our Revolver and the indentures governing our 2022 Notes (as defined below) and 2023 Notes (as defined below) may restrict our ability to obtain new debt financing. We may not be able to obtain debt or equity financing on terms favorable to us, or at all. The failure to obtain additional financing could result in a curtailment of our operations relating to exploration and development of our prospects, which in turn could lead to a decline in our oil, natural gas and NGLs production or reserves, and in some areas a loss of properties.

        In addition, our estimate of the required development capital for the Pending Acquisitions may not be sufficient for the actual development capital needs of the Pending Acquisitions. If our estimate of the targeted development capital was lower than the actual needs of the Pending Acquisitions, we could be required to fund such additional development capital needs out of other operating cash flows or borrowings under our Revolver and through the capital markets.

        External financing may be required in the future to fund our growth. We may not be able to obtain additional financing, and financing under our Revolver and through the capital markets may not be available in the future. Without additional capital resources, we may be unable to pursue and consummate acquisition opportunities as they become available, and we may be forced to limit or defer our planned oil, natural gas and NGLs development program, which will adversely affect the recoverability and ultimate value of our oil, natural gas and NGLs properties, in turn negatively affecting our business, financial condition and results of operations.

The borrowing base under our Revolver is subject to redetermination and any reduction in the borrowing base may reduce our liquidity or result in our having to repay indebtedness under our Revolver earlier than anticipated.

        We have experienced significant recent declines in our borrowing base under our Revolver as a result of redeterminations and we expect further significant declines. The current borrowing base under our Revolver is $410 million. On August 16, 2016, we had availability of approximately $225 million on our Revolver. Upon the closing of the Pending Anadarko Acquisition, our borrowing base will automatically increase to $425 million. Our borrowing base is scheduled for redetermination on or about October 1, 2016, at which time we expect a reduction, resulting in a borrowing base of between $360 million and $330 million, assuming the closing of the Pending Anadarko Acquisition, due in large part to the roll off of hedge contracts and the commodity price environment. Further redeterminations occur at least semi-annually. Redeterminations are based primarily on reserve reports using lender commodity price expectations at such time. JEH LLC and the administrative agent (acting at the direction of lenders holding at least 66 2/3% of the outstanding loans) may each request one unscheduled borrowing base redetermination between each scheduled redetermination. In addition, the lenders may elect to redetermine the borrowing base upon the occurrence of certain defaults under our material operating agreements or upon the cancellation or termination of certain of our joint development agreements. The borrowing base may also be reduced as a result of our issuance of unsecured notes, a continued or further reduction in the price or volume of our hedging positions or our consummation of significant asset sales. If current low commodity prices continue through such redetermination events, the borrowing base under our Revolver may be reduced.

        Any reduction in the borrowing base will reduce our liquidity, and, if a borrowing base reduction results in the outstanding amount of obligations under our Revolver exceeding the borrowing base, we will be required to repay the deficiency within a short period of time. If alternate sources of capital are not available, any such reductions can also adversely affect our ability to fund our drilling program and development of our undeveloped properties, including those that may be acquired in the Pending Acquisitions, which in turn can limit our ability to replace or add reserves and maintain or grow our borrowing base, and could adversely affect our business, financial condition and results of operations.

        Certain federal regulatory agencies, including the Office of the Comptroller of the Currency ("OCC"), the Federal Reserve, and the Federal Deposit Insurance Corp., have recently focused on oil and gas lenders' examinations and ratings of reserve-based loans, with a view towards encouraging such lenders to reduce their exposure to potentially substandard loans to oil and gas companies. In March 2016, the OCC issued an updated "Oil and Gas Production Lending" bank examination booklet, which details potential regulatory requirements related to reserve-based lending. Whether or not these regulatory agencies are successful in implementing stricter requirements related to reserve-based lending, oil and gas lenders may respond to these discussions by taking a more conservative approach in their lending practices, which could also adversely impact future borrowing base redeterminations under our Revolver.

If the concurrent offering of our convertible preferred stock is consummated, a substantial number of shares of our Class A common stock may be issued upon its conversion, or as dividends and redemption payments in respect of the convertible preferred stock, which issuances could reduce the value of our Class A common stock.

        In addition to the issuance of shares of Class A common stock upon conversion of shares of our proposed convertible preferred stock, the terms of our convertible preferred stock will permit us, subject to certain limitations, to issue shares of our Class A common stock in lieu of cash to satisfy payments of dividends and redemption prices with respect to the convertible preferred stock. The number of shares issued for such payments will be determined based on 95% of a five day average market value of such shares determined shortly before such payments, and could be substantial, especially during periods of significant declines in market prices of our Class A common stock.

        The covenants applicable to our Revolver and the indentures governing our currently outstanding senior notes currently restrict, and any indentures and other financing agreements that we enter into in the future may restrict, our ability to pay cash dividends on our capital stock, including the convertible preferred stock. These limitations may cause us to be unable to pay dividends in cash on our convertible preferred stock unless we can obtain an amendment of such provisions or refinance amounts outstanding under those agreements. In most situations, however, we are permitted under our financing agreements to pay dividends in equity interests, including common stock, as permitted by the terms of the convertible preferred stock. Accordingly, we expect that any initial dividends declared and paid in respect of the convertible preferred stock following consummation of the Concurrent Offerings will be paid in Class A common stock, unless and until we obtain an amendment of our Revolver covenants. There is no assurance that we will obtain such an amendment. Issuance of shares of Class A common stock as dividends, upon the occurrence of conversion, including following a fundamental change, or upon redemption of the convertible preferred stock, will dilute ownership of the Class A common stock and accordingly may adversely affect its market value.

Our issuance of additional shares of Class A common stock for sale in the future could reduce the market price of our Class A common stock.

        Except as described herein under "Underwriting," we are not restricted from issuing additional Class A common stock, including securities that are convertible into or exchangeable for, or that represent the right to receive, Class A common stock, including any Class A common stock that may be issued upon the conversion or redemption of the convertible preferred stock being offered concurrently with this offering. In the future, we may sell additional shares of our common stock to raise capital to fund our development program, acquire oil and gas properties or interests in other companies by using a combination of cash and our common stock or just our common stock. Any of these events may dilute your ownership interest in our company and have an adverse impact on the price of our common stock. In addition, a substantial number of shares of our Class A common stock is reserved for issuance upon conversion of the convertible preferred stock. Sales of a substantial number of shares of our common stock could depress the market price of our Class A common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock, or the perception that these sales may occur, or other equity-related securities would have on the market price of our Class A common stock.

The convertible preferred stock may adversely affect the market price of our Class A common stock for other reasons.

        If the Concurrent Preferred Offering is consummated, the market price of our Class A common stock is likely to be influenced by the convertible preferred stock. For example, the market price of our Class A common stock could become more volatile and could be depressed by:

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  investors' anticipation of the potential resale in the market of a substantial number of additional shares of our Class A common stock received upon conversion of the convertible preferred stock;

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  possible sales of our Class A common stock by investors who view the convertible preferred shares as a more attractive means of equity participation in us than owning shares of our Class A common stock; and

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  hedging or arbitrage trading activity that may develop involving the convertible preferred shares and our Class A common stock.

Failure to complete the Pending Acquisitions could negatively affect our stock price as well as our business and financial results.

        If the Pending Acquisitions are not completed, we will be subject to a number of risks, including but not limited to the following:

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  we must pay costs related to the Pending Acquisitions including, among others, legal, accounting and financial advisory fees, whether the acquisition is completed or not;

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  we may experience negative reactions from the financial markets; and

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  we could be subject to litigation related to the failure to complete the Pending Acquisitions.

        Each of these factors may adversely affect our business, financial results and stock price. This offering is not conditioned upon the consummation of the Pending Acquisitions. As a result, if the Pending Acquisitions are not consummated, holders of our common stock would be exposed to the risks described above and various other risks, including our inability to use the proceeds from this offering effectively and the additional dilution we would have incurred by issuing additional shares of our common stock in this offering.

Our level of indebtedness may reduce our financial flexibility.

        As of June 30, 2016 we had $185 million outstanding under our Revolver, approximately $409 million outstanding principal amount of 2022 Notes and $150 million outstanding principal amount of 2023 Notes. Our level of indebtedness may have several important effects on our future operations, including, without limitation:

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  requiring us to dedicate a significant portion of our cash flows from operations to support the payment of debt service;

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  increasing our vulnerability to adverse changes in general economic and industry conditions, and putting us at a competitive disadvantage relative to competitors that have fewer fixed obligations and greater cash flows to devote to their businesses;

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  limiting our ability to obtain additional financing for working capital, capital expenditures, general corporate and other purposes; and

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  limiting our flexibility in operating our business and preventing us from engaging in certain transactions that might otherwise be beneficial to us.

        A high level of indebtedness increases the risk that we may default on our debt obligations. Our ability to meet our debt obligations and to reduce our level of indebtedness depends on our future performance. General economic conditions, oil and natural gas prices and financial, business and other factors affect our operations and our future performance. Many of these factors are beyond our control. If oil and natural gas prices remain at their current level for an extended period of time or continue to decline, we may not be able to generate sufficient cash flows to pay the interest on our debt and future working capital, and borrowings or equity financing may not be available to pay or refinance such debt. Factors that will affect our ability to raise cash through an offering of our capital stock or a refinancing of our debt include financial market conditions, the value of our assets and our performance at the time we need capital.

USE OF PROCEEDS

        We expect to receive net proceeds from this offering of approximately $55.7 million after deducting underwriting discounts and commissions but before deducting offering expenses (or $64.0 million if the underwriters exercise their option to purchase additional Class A common Stock in full). We intend to use the net proceeds from this offering, together with approximately $76.8 million of net proceeds of the Concurrent Preferred Offering (plus the net proceeds received upon exercise of the underwriters' option in either of the Securities Offerings), to fund a portion of the $136.5 million purchase price for the Pending STACK/SCOOP Acquisition (see "Prospectus Supplement Summary—Recent Developments—Pending Acquisitions—Pending STACK/SCOOP Acquisition"). If the Pending STACK/SCOOP Acquisition is not consummated or the purchase price is reduced because we acquire less than all of the Properties subject to the Purchase Agreement, we intend to use any remaining net proceeds for general corporate purposes, which may include leasehold interest and property acquisitions and working capital.

        There is no assurance that the Concurrent Preferred Offering or the Pending STACK/SCOOP Acquisition will occur on or before a certain time, or at all. The closing of this offering is not conditioned on the consummation of the Pending STACK/SCOOP Acquisition or the Concurrent Preferred Offering. If the Pending STACK/SCOOP Acquisition does not occur, the proceeds of this offering will be used for general corporate purposes, including the payment of approximately $24.4 million to fund the Pending Anadarko Acquisition, which represents the purchase price of $27.1 million less the previously paid deposit.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2016:

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  on a historical basis;

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  as adjusted to give effect to the issuance and sale of the Class A common stock offered hereby (but not the application of the proceeds therefrom), after deducting underwriting discounts and commissions and estimated offering expenses;

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  as further adjusted to give effect to the issuance and sale of the convertible preferred stock offered pursuant to the Concurrent Preferred Offering (but not the application of the proceeds therefrom), after deductible underwriting discounts and commissions and estimated offering expenses; and

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  as further adjusted to give pro forma effect to the Pending Acquisitions (including the net proceeds of this offering and the Concurrent Preferred Offering).

        The table below should be read in conjunction with, and is qualified in its entirety by reference to, "Use of Proceeds" and the other financial information in this offering memorandum as well as the historical consolidated financial statements and related notes included elsewhere or incorporated by reference in this offering memorandum.

	As of June 30, 2016
	Historical	As Adjusted	As Further Adjusted(2)	Pro Forma As Further Adjusted(2)(3)
	(in thousands)
Cash and cash equivalents	$59,298	$114,825	$191,475	$27,890

Long-term debt:
Senior secured revolving credit facility(1)	$185,000	$185,000	$185,000	$185,000
6.75% Senior Notes due 2022 ("2022 Notes")	409,148	409,148	409,148	409,148
9.25% Senior Notes due 2023 ("2023 Notes")	150,000	150,000	150,000	150,000

Total long-term debt	$744,148	$744,148	$744,148	$744,348

Mezzanine equity:
8.0% Series A Perpetual Convertible Preferred Stock	$—	$—	$76,650	$76,650

Stockholders' equity:
Class A Common Stock	32	53	53	53
Class B Common Stock	31	31	31	31
Treasury stock	(358)	(358)	(358)	(358)
Additional paid-in capital	368,306	423,812	423,812	423,812
Retained earnings	32,235	32,235	32,235	32,235
Non-controlling interest	520,172	520,172	520,172	520,172

Total stockholders' equity	$920,418	$975,945	$975,945	$975,945

Total equity	$920,418	$975,945	$1,052,595	$1,052,595

Total capitalization	$1,664,566	$1,720,093	$1,796,743	$1,796,743

(1)
As of August 16, 2016, we had $185 million of outstanding borrowings under our Revolver and available borrowing capacity at such date of $225 million.

(2)
There is no assurance that the Concurrent Preferred Offering or the Pending Acquisitions will occur at all.

(3)
We expect to pay approximately $136.5 million to fund the closing of the Pending STACK/SCOOP Acquisition, which is expected to close in the third quarter of 2016, and approximately $24.4 million (plus a previously paid $2.7 million deposit) to fund the closing of the Pending Anadarko Acquisition, which is expected to close by August 31, 2016.

 PRICE RANGE OF CLASS A COMMON STOCK

        Our Class A common stock trades on the New York Stock Exchange (the "NYSE") under the symbol "JONE." The following table shows the intra-day high and low sales prices per share of Class A common stock, as reported by the NYSE Composite Transactions Tape.

	High	Low
2014
First Quarter	$18.32	$13.05
Second Quarter	$20.57	$14.50
Third Quarter	$20.79	$17.26
Fourth Quarter	$18.82	$9.50
2015
First Quarter	$12.60	$7.74
Second Quarter	$11.63	$8.39
Third Quarter	$9.15	$4.41
Fourth Quarter	$6.05	$3.20
2016
First Quarter	$3.94	$1.26
Second Quarter	$4.88	$2.98
Third Quarter (through August 18, 2016)	$4.49	$2.77

        On August 18, 2016, the last sales price of the Class A common stock as reported on the NYSE was $2.77 per share. As of August 17, 2016, there were approximately 26 record holders of our Class A common stock and 10 record holders of our Class B common stock.

DIVIDEND POLICY

        In the past, we have not paid cash dividends on our Class A common stock, and we do not intend to pay cash dividends on our Class A common stock in the foreseeable future. We currently intend to retain earnings, if any, for the future operation and development of our business. The restrictions on our present or future ability to pay dividends are included in the provisions in the Delaware General Corporation Law and in certain restrictive provisions in our Revolver and in the indentures executed in connection with our 2022 Notes and 2023 Notes.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS

        The following is a general discussion of the material U.S. federal income and, to a limited extent, estate tax consequences of the acquisition, ownership and disposition of our Class A common stock to a non-U.S. holder. Except as specifically provided below (see "—Estate tax"), for the purpose of this discussion, a non-U.S. holder is any beneficial owner of our Class A common stock that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not any of the following:

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  an individual citizen or resident of the United States;

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  a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income tax regardless of its source; or

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  a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a United States person.

        If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and upon the activities of the partnership. Accordingly, we urge partnerships (including entities and arrangements treated as partnerships for U.S. federal income tax purposes) that hold our Class A common stock and partners in such partnerships to consult their tax advisors.

        This discussion assumes that non-U.S. holders will hold our Class A common stock issued pursuant to the offering as a capital asset (generally, property held for investment). This discussion does not address all aspects of U.S. federal income and estate taxation (e.g., the Medicare tax on certain investment income and the alternative minimum tax) or any aspects of U.S. federal gift taxation or state, local or non-U.S. taxation, nor does it consider any U.S. federal income tax considerations that may be relevant to non-U.S. holders that may be subject to special treatment under U.S. federal income tax laws, including, without limitation, U.S. expatriates, insurance companies, tax-exempt or governmental organizations, dealers in securities or currency, banks or other financial institutions, qualified foreign pension funds, investors whose functional currency is other than the U.S. dollar, "controlled foreign corporations," "passive foreign investment companies," common trust funds, certain trusts, and hybrid entities, and investors that hold our Class A common stock as part of a hedge, straddle or conversion transaction. Furthermore, the following discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and Treasury Regulations and administrative and judicial interpretations thereof, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect.

        We urge each prospective investor to consult a tax advisor regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of acquiring, holding and disposing of shares of our Class A common stock.

Dividends

        We have not made any distributions on our Class A common stock, and we do not plan to make any distributions for the foreseeable future. However, if we do make cash or other property distributions on our Class A common stock, those distributions will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, such excess will first constitute a non-taxable return of capital to the extent of the non-U.S. holder's adjusted tax basis in its Class A common stock, and thereafter will be treated as gain from the sale of Class A common stock (see "—Gain on disposition of Class A common stock" below).

        Any dividend (i.e., a distribution paid out of earnings and profits) paid to a non-U.S. holder of our Class A common stock generally will be subject to U.S. federal income tax withholding, either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide us or our paying agent with an IRS Form W-8BEN, IRS Form W-8BEN-E, or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate. If the non-U.S. holder holds the stock through a financial institution or other agent acting on the holder's behalf, the holder will be required to provide appropriate documentation to the agent. The holder's agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) are exempt from such withholding tax. To obtain this exemption, the non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8ECI (or other appropriate version of IRS Form W-8) properly certifying such exemption. Such effectively connected dividends, although not subject to U.S. federal income tax withholding, will be subject to U.S. federal income tax on a net income basis at the same graduated rates generally applicable to United States persons, net of certain deductions and credits, subject to any applicable tax treaty providing otherwise. In addition to the income tax described above, dividends received by corporate non-U.S. holders that are effectively connected with a trade or business conducted by the corporate non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) may be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty.

        A non-U.S. holder of our Class A common stock may obtain a refund of any excess amounts withheld under these rules if the non-U.S. holder is eligible for a reduced rate of United States withholding tax and an appropriate claim for refund is timely filed with the IRS.

Gain on disposition of Class A common stock

        Subject to the discussion under "—Backup withholding and informational reporting" and "—Foreign account tax compliance," a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Class A common stock unless:

  •
  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States and, if required by an applicable tax treaty, is attributable to a permanent establishment or fixed base maintained by such non-U.S. holder in the United States;

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

  •
  our Class A common stock constitutes a "United States real property interest" by reason of our status as a "United States real property holding corporation" ("USRPHC") for U.S. federal income tax purposes at any time during the five-year period ending on the date of disposition or, if shorter, the non-U.S. holder's holding period for its shares of our Class A common stock.

        Gain described in the first bullet point above will be subject to U.S. federal income tax at the same graduated rates generally applicable to United States persons. If such non-U.S. holder is a foreign corporation, such gain may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

        A non-U.S. holder described in the second bullet point above will be subject to a 30% U.S. federal income tax (or such lower rate as may be specified by an applicable tax treaty) on the gain derived from the sale, which may be offset by certain U.S. source capital losses.

        With respect to the third bullet point above, we are, and expect to continue to be for the foreseeable future, a USRPHC (and the remainder of this discussion assumes we are and will be a USRPHC). However, as long as our Class A common stock is "regularly traded on an established securities market," a non-U.S. holder will be taxed on gain recognized on the disposition of our Class A common stock as a result of our status as a USRPHC only if the non-U.S. holder actually or constructively holds or held more than 5% of our Class A common stock at any time during the five-year period ending on the date of disposition or, if shorter, during the entire period the non-U.S. holder has held our Class A common stock. If our Class A common stock were not considered to be regularly traded on an established securities market during the calendar year in which the relevant disposition occurs, all non-U.S. holders (regardless of the percentage of Class A common stock owned) would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock and a 15% withholding tax would apply to the gross proceeds from the sale of our Class A common stock by a non-U.S. holder.

        Non-U.S. holders should consult any applicable income tax treaties that may provide for different rules.

Backup withholding and information reporting

        Generally, we must report annually to the IRS the amount of dividends paid to each non-U.S. holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. A similar report is sent to each non-U.S. holder. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the recipient's country of residence.

        Payments of dividends to a non-U.S. holder may be subject to backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8-BEN-E (or other suitable substitute or successor form). Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the beneficial owner is a United States person that is not an exempt recipient.

        Payments of the proceeds from sale or other disposition by a non-U.S. holder of our Class A common stock effected outside the United States by or through a non-U.S. office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting will apply to those payments if the broker does not have documentary evidence that the holder is a non-U.S. holder, an exemption is not otherwise established, and the broker has certain relationships with the United States.

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8-BEN-E (or other suitable substitute or successor form). Notwithstanding the foregoing, information reporting and backup withholding may apply if the broker has actual knowledge, or reason to know, that the holder is a United States person that is not an exempt recipient.

        Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Estate tax

        Our Class A common stock owned or treated as owned by an individual who is not a citizen or resident of the United States (as specifically defined for U.S. federal estate tax purposes) at the time of death will be includible in the individual's gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

Foreign account tax compliance

        Sections 1471 to 1474 of the Code (such sections, and the Treasury Regulations and administrative guidance issued thereunder, commonly referred to as FATCA) impose a 30% U.S. withholding tax on certain "withholdable payments" made to a "foreign financial institution" or a "non-financial foreign entity." "Withholdable payments" include payments of dividends and the gross proceeds from a disposition of certain property (such as our Class A common stock), if such disposition occurs after December 31, 2018. In general, if you are a "foreign financial institution" (which includes investment entities such as hedge funds and private equity funds), the 30% withholding tax will apply to withholdable payments made to you, unless you enter into an agreement with the U.S. Department of Treasury to collect and provide substantial information regarding your U.S. account holders, including certain account holders that are foreign entities with U.S. owners, and to withhold 30% on certain "passthru payments." If you are a "non-financial foreign entity," FATCA also generally will impose a withholding tax of 30% on withholdable payments made to you unless you provide the withholding agent with a certification that you do not have any "substantial United States owners" or a certification identifying your direct and indirect substantial United States owners. Intergovernmental agreements between the United States and your resident country may modify some of the foregoing requirements.

        Investors should consult a tax advisor concerning the consequences under FATCA of ownership of our Class A common stock.

UNDERWRITING

        Credit Suisse Securities (USA) LLC and J.P. Morgan Securities LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the respective number of Class A common stock shown opposite its name below.

Underwriters	Number of Shares
Credit Suisse Securities (USA) LLC	8,925,000
J.P. Morgan Securities LLC	8,925,000
GMP Securities L.P.	1,575,000
Johnson Rice & Company L.L.C.	1,575,000

Total	21,000,000

        Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters may receive from purchasers of the common stock normal brokerage commissions in amounts agreed with such purchasers. The underwriters may offer the Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the Class A common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of Class A common stock for whom they may act as agents or to whom they may sell as principal.

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, and legal and accounting expenses, but excluding the underwriting discount, will be approximately $150,000.

Option to Purchase Additional Shares

        We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus, to purchase up to 3,150,000 additional shares of Class A common stock at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter's initial amount reflected in the above table.

No Sales of Similar Securities

        We have agreed that we will not (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our Class A common stock or securities convertible into or exchangeable or exercisable for any shares of our Class A common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition, or filing, or (2) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of Class A common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of Class A common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the representatives, for a period of 60 days after the date of this prospectus, other than (i) the shares of our Class A common stock to be sold hereunder, (ii) any shares of our Class A common stock issued for awards or upon the exercise of options granted under our management incentive plans, (iii) shares of Class A common stock issued in connection with future acquisitions if such issuance does not exceed 12% of the outstanding Class A common stock in the aggregate, (iv) the shares of our convertible preferred stock to be issued in the Concurrent Preferred Offering, dividends paid on the convertible preferred stock in kind, and conversions of the convertible preferred stock into shares of Class A common stock and (v) shares of Class A common stock issued in connection with exchanges under the Exchange Agreement.

        Certain affiliates of Metalmark Capital and the Jones family interests and each of our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 60 days after the date of this prospectus, may not, without the prior written consent of the representatives (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our Class A common stock or any securities convertible into or exercisable or exchangeable for our Class A common stock (including, without limitation, Class A common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers, and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Class A common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our Class A common stock or any security convertible into or exercisable or exchangeable for our Class A common stock. However, the lock-up agreements will not restrict the transfer of Class A common stock as bona fide gifts, distributions to members, partners or stockholders, or certain exchanges under the Exchange Agreement.

        We and all of our directors and executive officers will not, without the prior written consent of the representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Company shares or any securities convertible into, or exercisable, or exchangeable for, Company shares; or publicly announce an intention to effect any such transaction, for a period 60 days after the date of the underwriting agreement.

        The representatives, in their sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice. When determining whether or not to release Class A common stock and other securities from lock-up agreements, the representatives will consider, among other factors, the holder's reasons for requesting the release, the number of shares of Class A common stock and other securities for which the release is being requested and market conditions at the time.

New York Stock Exchange Listing

        Our Class A common stock is listed on the NYSE under the symbol "JONE."

Price Stabilization, Short Positions

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

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  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

  •
  Syndicate covering transactions involve purchases of the Class A common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

        In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Settlement

        We expect that delivery of the shares of Class A common stock will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of pricing of the shares (this settlement cycle being referred to as "T+5"). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade shares of our Class A common stock on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Class A common stock initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of shares of Class A common stock who wish to trade shares on the date of pricing or the next succeeding business day should consult their own advisors.

Other Relationships

        The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates for which they have received and may continue to receive customary fees and commissions. An affiliate of J.P. Morgan Securities LLC is a lender under our senior secured credit facility. One of our directors is a managing director of Metalmark Capital and is married to the head of Global Equity Capital Markets for J.P. Morgan Securities LLC.

        An affiliate of Credit Suisse Securities (USA) LLC, an underwriter in this offering, is one of several lender creditors under a syndicated term loan to an equity owner of the Seller in the Pending STACK/SCOOP Acquisition. The closing of the Pending STACK/SCOOP Acquisition is conditioned upon receipt of the consent of the Oklahoma probate court with jurisdiction over the assets of another of the Seller's equity owners. It has been publicly reported that a representative of the syndicated lender creditor group has requested that the probate court permit the creditors to consent to sales of significant assets of the Seller's equity owner, although it is not known whether such a request would include the Pending STACK/SCOOP Acquisition, nor is it known whether the loan syndicate in which the affiliate of Credit Suisse Securities (USA) LLC participates would be entitled to any proceeds from the Pending STACK/SCOOP Acquisition.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area, no offer of any shares which are the subject of the offering has been, or will be made to the public in that Member State other than under the following exemptions under the Prospectus Directive:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the Representative for any such offer; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of ordinary shares referred to in (a) to (c) above shall result in a requirement for the Company or any Representative to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person located in a Member State to whom any offer of ordinary shares is made or who receives any communication in respect of an offer of ordinary shares, or who initially acquires any ordinary shares will be deemed to have represented, warranted, acknowledged and agreed to and with each Representative and the Company that (1) it is a "qualified investor" within the meaning of the law in that Member State implementing Article 2(1)(e) of the Prospectus Directive; and (2) in the case of any ordinary shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, the ordinary shares acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the Representatives has been given to the offer or resale; or where ordinary shares have been acquired by it on behalf of any persons in any Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Directive as having been made to such persons.

        The Company, the Representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgments and agreements.

        This prospectus has been prepared on the basis that any offer of shares in any Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that Member State of shares which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for the Company or any of the Representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Company nor the Representatives have authorized, nor do they authorize, the making of any offer of shares in circumstances in which an obligation arises for the Company or the Representatives to publish a prospectus for such offer.

        For the purposes of this provision, the expression an "offer of ordinary shares to the public" in relation to any ordinary shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe the ordinary shares, as the same may be varied in the that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended) and includes any relevant implementing measure in each Member State.

Notice to Prospective Investors in the United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Notice to Canadian Residents

  Resale Restrictions

        The distribution of Class A common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of our Class A common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

  Representations of Canadian Purchasers

        By purchasing our Class A common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

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  the purchaser is entitled under applicable provincial securities laws to purchase the shares of Class A common stock without the benefit of a prospectus qualified under those securities laws as it is an "accredited investor" as defined under National Instrument 45-106—Prospectus Exemptions,

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  the purchaser is a "permitted client" as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations,

  •
  where required by law, the purchaser is purchasing as principal and not as agent, and

  •
  the purchaser has reviewed the text above under Resale Restrictions.

  Conflicts of Interest

        Canadian purchasers are hereby notified that the underwriters named herein are relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

  Statutory Rights of Action

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the offering memorandum (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

  Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of our Class A common stock should consult their own legal and tax advisors with respect to the tax consequences of an investment in our Class A common stock in their particular circumstances and about the eligibility of our Class A common stock for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies

Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in South Africa

        Due to restrictions under the securities laws of South Africa, the shares of Class A common stock are not offered, and the offer of our Class A common stock shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions applies:

  •
  the offer, transfer, sale, renunciation or delivery is to duly registered banks, mutual banks, financial services provider, financial institution, the Public Investment Corporation (in each case registered as such in South Africa), a person who deals with securities in their ordinary course of business, or a wholly owned subsidiary of a bank, mutual bank, authorised services provider or financial institution, acting as agent in the capacity of an authorised portfolio manager for a pension fund (duly registered in South Africa), or as manager for a collective investment scheme(registered in South Africa); or

  •
  the contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than R1,000,000.

        This document does not, nor is it intended to, constitute an "offer to the public" (as that term is defined in the South African Companies Act, 2008 (the "SA Companies Act") and does not, nor is it intended to, constitute a prospectus prepared and registered under the SA Companies Act. This document is not an "offer to the public" and must not be acted on or relied on by persons who do not fall within Section 96(1)(a) of the SA Companies Act (such persons being referred to as "relevant persons"). Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

        A South African resident person or company or any non-South African company which is a subsidiary of a South African company is not permitted to acquire the shares of common stock unless such person has obtained exchange control approval to do so.

Notice to Prospective Investors in Brazil

        The Class A common stock has not been and will not be registered under the Brazilian Securities Commission or any other regulated market in Brazil. This prospectus is not and shall not be considered as an offering of the Class A common stock by the Company in Brazil.

LEGAL MATTERS

        The validity of the Class A common stock will be passed upon for us by Baker Botts L.L.P., Austin, Texas, our outside legal counsel. Certain legal matters in connection with the Class A common stock offered hereby will be passed upon for the underwriters by Vinson & Elkins L.L.P.

EXPERTS

        The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Jones Energy, Inc. for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2015, 2014, 2013 and 2012. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates have been incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.

AVAILABLE INFORMATION

        We file annual, quarterly and other reports and other information with the SEC under the Exchange Act. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the operation of the SEC's public reference room. Our SEC filings are available on the SEC's website at http://www.sec.gov. We also make available free of charge on our website at www.jonesenergy.com all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and results of operations. The information incorporated by reference is an important part of this prospectus. Information that we file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC.

        We incorporate by reference in this prospectus supplement the documents listed below and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) until all offerings under this registration statement are completed:

  •
  our annual report on Form 10-K for the year ended December 31, 2015;

  •
  our quarterly reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016;

  •
  our current reports on Form 8-K filed with the SEC on January 13, 2016, May 4, 2016, May 25, 2016 and August 18, 2016; and

  •
  the description of our Class A common stock in our registration statement on Form 8-A filed pursuant to the Exchange Act on July 17, 2013.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in those documents), at no cost, by visiting our website at www.jonesenergy.com, or by writing or calling us at the following address:

Jones Energy, Inc.
807 Las Cimas Parkway, Suite 350
Austin, Texas 78746
Attention: Investor Relations
Telephone: (512) 328-2953

Prospectus

Jones Energy, Inc.
Jones Energy Holdings, LLC
Jones Energy Finance Corp.
Nosley Assets, LLC
Jones Energy, LLC

$150,000,000 of
Class A Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Guarantees of Debt Securities
Warrants
Units
Purchase Contracts

        We may offer from time to time Class A common stock, preferred stock, depositary shares, debt securities, guarantees of debt securities, warrants, units or purchase contracts. We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more offerings.

        We may offer and sell these securities through agents, through underwriters or dealers or directly to one or more purchasers, including existing stockholders. This prospectus provides you with a general description of these securities and the general manner in which we will offer the securities. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

        Our Class A common stock is traded on the New York Stock Exchange under the symbol "JONE."

        Investing in our securities involves a high degree of risk. You should carefully read this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement before you invest. See "Risk Factors" beginning on page 3 of this prospectus for information on certain risks related to the purchase of our securities before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2016

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may sell, in one or more offerings, up to $150,000,000 in total aggregate offering price of securities described in this prospectus. This prospectus provides you with a general description of us and the securities offered under this prospectus.

        You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

        Unless the context otherwise requires, references in this prospectus to "Jones Energy," "we," "our," "us," the "Company," "JONE" or like refer to Jones Energy, Inc. and its subsidiaries. References to "JEH LLC" means Jones Energy Holdings, LLC. References to "FinCorp" refer to Jones Energy Finance Corp. References to "Subsidiary Guarantors" means Nosley Assets, LLC and Jones Energy, LLC. References to "Metalmark Capital" are to Metalmark Capital Partners (C) II, L.P. and its affiliated investment funds. References to the "Jones family" or "Jones Family Entities" are to entities directly or indirectly controlled by Jonny Jones, our chairman and chief executive officer and/or his immediate family.

ABOUT JONES ENERGY, INC.

Overview

        We are an independent oil and gas company engaged in the exploration, development, production and acquisition of oil and natural gas properties in the Anadarko and Arkoma basins of Texas and Oklahoma. Our Chief Executive Officer, Jonny Jones, founded our predecessor company in 1988 in continuation of his family's long history in the oil and gas business, which dates back to the 1920s. We have grown rapidly by leveraging our focus on low cost drilling and completions and our horizontal drilling expertise to develop our inventory and execute several strategic acquisitions. We have accumulated extensive knowledge and experience in developing the Anadarko and Arkoma basins, having concentrated our operations in the Anadarko basin for over 25 years and applied our knowledge to the Arkoma basin since 2011.

        Our operations are focused on horizontal drilling and completions within two distinct basins in the Texas Panhandle and Oklahoma: (i) the Anadarko Basin—targeting the liquids-rich Cleveland, Granite

Wash, Tonkawa and Marmaton formations; and (ii) the Arkoma Basin—targeting the Woodford shale formation. We optimize returns through a disciplined emphasis on controlling costs and promoting operational efficiencies, and we believe we are recognized as one of the lowest-cost drilling and completion operators in the Cleveland and Woodford shale formations.

Our Corporate Structure

        Jones Energy, Inc. (NYSE: JONE) is a holding company that was incorporated as a Delaware corporation on March 25, 2013 for the purpose of facilitating an initial public offering ("IPO") of common equity and to become the sole managing member of JEH LLC. JONE's principal asset is a controlling equity interest in JEH LLC. On July 23, 2013, a registration statement filed on Form S-1 with the SEC related to shares of Class A common stock of JONE was declared effective. The IPO closed on July 29, 2013. Prior to the IPO, JONE had not engaged in any business or other activities except in connection with its formation and the IPO.

        After the effective date of the registration statement but prior to the completion of the IPO, the limited liability company agreement of JEH LLC was amended and restated to modify its capital structure by replacing the different classes of interests previously held by JEH LLC owners with a single new class of units called "JEH LLC Units." In addition, each JEH LLC Unit holder received one share of our Class B common stock. We also entered into an Exchange Agreement under which the owners of JEH LLC have the right to exchange their JEH LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. See "Exchange of JEH LLC Units and Class B Common Stock." These transactions are collectively referred to as the "Reorganization Transactions."

        JONE, as a result of the IPO and the related Reorganization Transactions, became the sole managing member of, and has a controlling equity interest in, JEH LLC. As the sole managing member of JEH LLC, JONE operates and controls all of the business and affairs of JEH LLC and, through JEH LLC and its subsidiaries, conducts our business. JONE consolidates the financial results of JEH LLC and its subsidiaries, and records noncontrolling interests for the economic interest in JEH LLC held by the JEH LLC Unit holders.

        See "Note 1. Organization and Description of Business—Organization" in the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2015 (our "2015 Annual Report") for additional information on our corporate structure.

Company Information

        Our principal executive offices are located at 807 Las Cimas Pkwy, Suite 350, Austin, Texas 78746, and our telephone number is (512) 328-2953. Our website address is www.jonesenergy.com. The information on our website is not part of this prospectus.

THE SUBSIDIARY GUARANTORS

        The Subsidiary Guarantors may unconditionally guarantee the debt securities. The Subsidiary Guarantors may alternatively co-issue the debt securities registered herein. JONE may also guarantee debt securities issued by JEH LLC or FinCorp.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in, or incorporated by reference into, this prospectus, including those included in our 2015 Annual Report and in our Quarterly Reports on Form 10-Q, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our Class A common stock could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

        The table below sets forth the Ratios of Earnings to Fixed Charges for us for each of the periods indicated. We have not issued any preferred stock as of the date of this prospectus, and therefore there were no preferred stock dividends paid or accrued during the periods presented below.

		Fiscal Year Ended December 31,
	Three Months Ended March 31, 2016
		2015		2014	2013	2012		2011
Ratio of Earnings to Fixed Charges(1)	5.0	—	(2)	7.0	1.7	—	(3)	3.7

(1)
For the purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings (loss) from continuing operations before income taxes, plus fixed charges. Fixed charges are defined as interest expense, the amortization of deferred financing costs, and a portion of rent expense on operating leases representative of an interest factor.

(2)
Earnings for the year ended December 31, 2015 were insufficient to cover fixed charges by approximately $11.9 million.

(3)
Earnings for the year ended December 31, 2012 were insufficient to cover fixed charges by approximately $2.6 million.

 USE OF PROCEEDS

        Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, financing of capital expenditures and acquisitions and investment in existing and future projects. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

EXCHANGE OF JEH LLC UNITS AND CLASS B COMMON STOCK

        On July 29, 2013, we entered into an Exchange Agreement with the holders of JEH LLC Units. See "About Jones Energy, Inc.—Our Corporate Structure." Pursuant to and subject to the terms of the Exchange Agreement and the Third Amended and Restated Limited Liability Company Agreement of JEH LLC, holders of JEH LLC Units, at any time and from time to time, may exchange one or more JEH LLC Units, together with an equal number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications. In connection with each exchange, JEH LLC will deliver to us a number of JEH LLC Units surrendered by the exchanging holder, and each share of our Class B common stock will be redeemed and cancelled by us. Thus, as holders exchange their JEH LLC Units and Class B common stock for Class A common stock, our interest in JEH LLC will increase.

        We and the exchanging holder will each generally bear our own expenses in connection with an exchange, except that, subject to a limited exception, we are required to pay any transfer taxes, stamp taxes or duties or other similar taxes in connection with such an exchange.

DESCRIPTION OF DEBT SECURITIES

        The debt securities covered by this prospectus will be general unsecured obligations of JEH LLC and/or FinCorp. JEH LLC and/or FinCorp will issue senior debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to senior debt securities. We refer to this indenture as the senior indenture. JEH LLC and/or FinCorp will issue subordinated debt securities under an indenture to be entered into with a trustee we will name in the prospectus supplement relating to subordinated debt securities. We refer to this indenture as the subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the indentures. The indentures will be substantially identical, except for provisions relating to subordination.

        We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the forms of indentures with the SEC as exhibits to the registration statement, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

        In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to "we," "us" or "our" refer to the issuer of the debt securities, Jones Energy, Inc., Jones Energy Holdings, LLC or Jones Energy Finance Corp., as applicable, only and not to any of its subsidiaries.

General

        Neither indenture limits the amount of debt securities that may be issued under that indenture, and neither limits the amount of other unsecured debt or securities that may be issued. The issuer may issue debt securities under the indentures from time to time in one or more series, each in an amount authorized prior to issuance.

        The senior debt securities will constitute the issuer's senior unsecured indebtedness and will rank equally in right of payment with all of the issuer's other unsecured and unsubordinated debt and senior in right of payment to all of the issuer's subordinated indebtedness. The senior debt securities will be effectively subordinated to, and thus have a junior position to, the issuer's secured indebtedness with respect to the assets securing that indebtedness. The subordinated debt securities will rank junior to all of the issuer's senior indebtedness and may rank equally with or senior to other subordinated indebtedness the issuer may issue from time to time.

        Each issuer currently conducts its operations through subsidiaries, and its operating income and cash flow are generated by its subsidiaries. As a result, cash the issuer obtains from the issuer's subsidiaries is the principal source of funds necessary to meet the issuer's debt service obligations. Contractual provisions or laws, as well as the issuer's subsidiaries' financial condition and operating requirements, may limit the issuer's ability to obtain cash from the issuer's subsidiaries that the issuer requires to pay the issuer's debt service obligations, including payments on the debt securities. In addition, unless the subsidiaries provide a subsidiary guarantee, holders of the debt securities will have a junior position to the claims of creditors, including trade creditors and tort claimants, of the issuer's subsidiaries on their assets and earnings.

        If specified in the prospectus supplement, the debt securities will be general obligations of the issuer's subsidiaries that execute subsidiary guarantees. Unless otherwise specified in the prospectus supplement, such subsidiary guarantees will be unsecured obligations.

        Neither indenture contains any covenants or other provisions designed to protect holders of the debt securities in the event the issuer participates in a highly leveraged transaction or upon a change of control. The indentures also do not contain provisions that give holders of the debt securities the right to require it to repurchase their securities in the event of a decline in the issuer's credit rating for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.

Terms

        The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  the issuer of the debt securities;

  •
  the guarantors of the debt securities, if any;

  •
  whether the debt securities will be senior or subordinated debt securities;

  •
  the price at which the issuer will issue the debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  whether the issuer will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

  •
  the date or dates on which the principal of and any premium on the debt securities will be payable;

  •
  any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

  •
  whether and under what circumstances the issuer will pay any additional amounts with respect to the debt securities;

  •
  whether the issuer's subsidiaries will provide guarantees of the debt securities, and the terms of any subordination of such guarantee;

  •
  the place or places where payments on the debt securities will be payable;

  •
  any provisions for optional redemption or early repayment;

  •
  any sinking fund or other provisions that would obligate the issuer to redeem, purchase or repay the debt securities;

  •
  the denominations in which the issuer will issue the debt securities if other than $1,000 and integral multiples of $1,000;

  •
  whether payments on the debt securities will be payable in foreign currency or currency unit or another form and whether payments will be payable by reference to any index or formula;

  •
  the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

  •
  any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;

  •
  any changes or additions to the events of default or covenants described in this prospectus;

  •
  any restrictions or other provisions relating to the transfer or exchange of debt securities;

  •
  any terms for the conversion or exchange of the debt securities for other securities;

  •
  with respect to the subordinated indenture, any changes to the subordination provisions for the subordinated debt securities; and

  •
  any other terms of the debt securities not inconsistent with the applicable indenture.

        The issuer may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. If the issuer sells these debt securities, the issuer will describe in the prospectus supplement any material United States federal income tax consequences and other special considerations.

        If the issuer sells any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, the issuer will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

        Under the subordinated indenture, payment of the principal of and any premium and interest on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless the issuer informs you otherwise in the prospectus supplement, the issuer may not make any payment of principal of or any premium or interest on the subordinated debt securities if the issuer fails to pay the principal, interest, premium or any other amounts on any Senior Debt when due.

        The subordination does not affect the issuer's obligation, which is absolute and unconditional, to pay, when due, the principal of and any premium and interest on the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

        The subordinated indenture does not limit the amount of Senior Debt that the issuer may incur. As a result of the subordination of the subordinated debt securities, if the issuer becomes insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

        Unless the issuer informs you otherwise in the prospectus supplement, "Senior Debt" will mean all of the issuer's indebtedness, including guarantees, unless the indebtedness states that it is not senior to the subordinated debt securities or the issuer's other junior debt. Senior Debt with respect to a series of subordinated debt securities could include other series of debt securities issued under the subordinated indenture.

Guarantees

        If specified in the prospectus supplement, the issuer's payment obligations under any series of the debt securities may be jointly and severally guaranteed by one or more of its subsidiaries. JONE may also guarantee debt securities issued by JEH LLC or FinCorp. Such guarantees will be full and unconditional. If a series of debt securities is so guaranteed by any of the issuer's subsidiaries or JONE, the applicable subsidiaries and/or JONE will execute a supplemental indenture or notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee by the issuer's subsidiaries and/or JONE.

        The obligations of JONE and each subsidiary under its subsidiary guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that entity and any collections from or payments made by or on behalf of any other guarantor in respect of its obligations under its guarantee.

        Each indenture may restrict consolidations or mergers with or into a guarantor or provide for the release of JONE or a subsidiary from a guarantee, as set forth in a related prospectus supplement, the applicable indenture and any applicable related supplemental indenture.

        If a series of debt securities is guaranteed by any of the issuer's future subsidiaries and is designated as subordinate to the issuer's senior debt, then the guarantee by those subsidiaries will be subordinated to such subsidiary's senior debt and will be subordinated to any guarantees by those subsidiaries of the issuer's senior debt. See "—Subordination."

Consolidation, Merger and Sales of Assets

        The indentures generally permit a consolidation or merger involving the issuer. They also permit the issuer to sell, lease, convey, assign, transfer or otherwise dispose of all or substantially all of the issuer's assets. Each issuer has agreed, however, that it will not consolidate with or merge into any entity or sell, lease, convey, assign, transfer or dispose of all or substantially all of its assets to any entity unless:

  •
  if the issuer is not the continuing entity, the resulting entity is organized under the laws of any United States jurisdiction and assumes by a supplemental indenture the due and punctual payments on the debt securities and the performance of the issuer's covenants and obligations under the indentures, and

  •
  immediately after giving effect to the transaction, no default or event of default under the indentures has occurred and is continuing or would result from the transaction.

        This covenant will not apply to any merger of another entity into the issuer. Upon any transaction of the type described in and effected in accordance with this section, the resulting entity will succeed to and be substituted for the issuer and may exercise all of the issuer's rights and powers under the applicable indenture and the debt securities with the same effect as if the resulting entity had been named as the issuer in the indenture. In the case of any asset transfer or disposition other than a lease, when the resulting entity assumes all of the issuer's obligations and covenants under the applicable indenture and the debt securities, the issuer will be relieved of all such obligations.

Events of Default

        Unless the issuer informs you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:

  •
  the issuer's failure to pay interest on any debt security of that series for 30 days when due;

  •
  the issuer's failure to pay principal of or any premium on any debt security of that series when due;

  •
  the issuer's failure to deposit any sinking fund payment for 30 days when due;

  •
  the issuer's failure to comply with any covenant or agreement in that series of debt securities or the applicable indenture (other than an agreement or covenant that has been included in the indenture solely for the benefit of other series of debt securities) for 60 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under that indenture that are affected by that failure;

  •
  specified events involving bankruptcy, insolvency or reorganization of the issuer; and

  •
  any other event of default provided for that series of debt securities.

        A default under one series of debt securities will not necessarily be a default under any other series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of applicable debt securities within 60 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interests of the holders of those debt securities.

        If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, 25% in principal amount of all debt securities issued under the applicable indenture that are affected, voting as one class) may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of the issuer's company occurs, the principal of and accrued and unpaid interest on all the debt securities issued under the applicable indenture will become immediately due and payable without any action on the part of the trustee or any holder. At any time after a declaration of acceleration has been made, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may in some cases rescind this accelerated payment requirement and its consequences.

        A holder of a debt security of any series issued under an indenture may pursue any remedy under that indenture only if:

  •
  the holder gives the trustee written notice of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

  •
  the holders offer to the trustee indemnity satisfactory to the trustee against any loss, liability or expense;

  •
  during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

        This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

        In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee indemnity satisfactory to it. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) generally may direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee; or

  •
  exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs.

        The indentures require the issuer to furnish to the trustee annually a statement as to the issuer's performance of certain of the issuer's obligations under the indentures and as to any default in performance.

Modification and Waiver

        The issuer and the trustee may supplement or amend each indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of all series issued under that indenture that are affected by the amendment or supplement (voting as one class). Without the consent of the holder of each debt security affected, however, no modification may:

  •
  reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the rate of or change the time for payment of interest on the debt security;

  •
  reduce the principal of the debt security or change its stated maturity;

  •
  reduce any premium payable on the redemption of the debt security or change the time at which the debt security may or must be redeemed;

  •
  change any obligation to pay additional amounts on the debt security;

  •
  make payments on the debt security payable in currency other than as originally stated in the debt security;

  •
  impair the holder's right to institute suit for the enforcement of any payment on or with respect to the debt security;

  •
  make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the indenture or to make any change in the provision related to modification;

  •
  with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security;

  •
  waive a continuing default or event of default regarding any payment on the debt securities; or

  •
  if applicable, make any change that materially and adversely affects the right to convert any debt security.

        The issuer and the trustee may supplement or amend each indenture or waive any provision of that indenture without the consent of any holders of debt securities issued under that indenture in certain circumstances, including:

  •
  to cure any ambiguity, omission, defect or inconsistency;

  •
  to provide for the assumption of the issuer's obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

  •
  to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

  •
  to provide any security for, or to add any guarantees of or obligors on, any series of debt securities;

  •
  to comply with any requirement to effect or maintain the qualification of that indenture under the Trust Indenture Act of 1939, as amended;

  •
  to add covenants that would benefit the holders of any debt securities or to surrender any rights the issuer has under the indenture;

  •
  to add events of default with respect to any series of debt securities;

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  to make any change that does not adversely affect any outstanding debt securities of any series issued under that indenture in any material respect; and

  •
  to establish the form or terms of any debt securities and to accept the appointment of a successor trustee, each as permitted under the indenture.

        The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the applicable indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance and Discharge

        Defeasance.    When we use the term defeasance, we mean discharge from some or all of the issuer's obligations under an indenture. If the issuer deposits with the trustee under an indenture any combination of money or government securities sufficient to make payments on the debt securities of a series issued under that indenture on the dates those payments are due, then, at the issuer's option, either of the following will occur:

  •
  the issuer will be discharged from the issuer's obligations with respect to the debt securities of that series ("legal defeasance"); or

  •
  the issuer will no longer have any obligation to comply with specified restrictive covenants with respect to the debt securities of that series, the covenant described under "—Consolidation, Merger and Sales of Assets" and other specified covenants under the applicable indenture, and the related events of default will no longer apply ("covenant defeasance").

        If a series of debt securities is defeased, the holders of the debt securities of that series will not be entitled to the benefits of the applicable indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold money for payment in trust. In the case of covenant defeasance, the issuer's obligation to pay principal, premium and interest on the debt securities will also survive.

        Unless the issuer informs you otherwise in the prospectus supplement, the issuer will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes and that the holders would be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If the issuer elects legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

        Satisfaction and Discharge.    In addition, an indenture will cease to be of further effect with respect to the debt securities of a series issued under that indenture, subject to exceptions relating to compensation and indemnity of the trustee under that indenture and repayment to the issuer of excess money or government securities, when either:

  •
  all outstanding debt securities of that series have been delivered to the trustee for cancellation; or

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  all outstanding debt securities of that series not delivered to the trustee for cancellation either:

  •
  have become due and payable,

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  will become due and payable at their stated maturity within one year, or

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  are to be called for redemption within one year; and

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  the issuer has deposited with the trustee any combination of money or government securities in trust sufficient to pay the entire indebtedness on the debt securities of that series when due; and the issuer has paid all other sums payable by the issuer with respect to the debt securities of that series.

Governing Law

        New York law will govern the indentures and the debt securities.

The Trustees

        The issuer will name the trustee under the applicable indenture in the prospectus supplement. Each indenture contains limitations on the right of the trustee, if it or any of its affiliates is then the issuer's creditor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee and its affiliates are permitted to engage in other transactions with the issuer. If, however, the trustee acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the applicable indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Payment and Paying Agents

        Unless the issuer informs you otherwise in a prospectus supplement, the issuer will make payments on the debt securities in U.S. dollars at the office of the trustee and any paying agent. At the issuer's option, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless the issuer informs you otherwise in a prospectus supplement, the issuer will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

        Unless the issuer informs you otherwise in a prospectus supplement, the trustee under the applicable indenture will be designated as the paying agent for payments on debt securities issued under that indenture. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

        If the principal of or any premium or interest on debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day. For these purposes, unless the issuer informs you otherwise in a prospectus supplement, a "business day" is any day that is not a Saturday, a Sunday or a day on which banking institutions in either of New York, New York or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

        Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to the issuer upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to the issuer, holders entitled to the money must look to it for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Form, Exchange, Registration and Transfer

        The issuer will issue the debt securities in registered form, without interest coupons. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent designated by the issuer. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the applicable indenture are met. The issuer will not charge a service charge for any registration of transfer or exchange of the debt securities. The issuer may, however, require payment of any transfer tax or similar governmental charge payable for that registration.

        The issuer will appoint the trustee as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents the issuer initially designates, the issuer may at any time rescind that designation or approve a change in the location through which any transfer agent acts. The issuer is required to maintain an office or agency for transfers and exchanges in each place of payment. The issuer may at any time designate additional transfer agents for any series of debt securities.

        In the case of any redemption of debt securities of a series or any repurchase of debt securities of a series required under the terms of the series, the issuer will not be required to register the transfer or exchange of:

  •
  any debt security of that series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

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  any debt security of that series that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Book-Entry Debt Securities

        The issuer may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The issuer may issue global debt securities in either temporary or permanent form. The issuer will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our authorized capital stock consisted of 100,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding, 600,000,000 shares of Class A common stock, par value $0.001 per share, of which 30,818,210 shares were outstanding, and 150,000,000 shares of Class B common stock, par value $0.001 per share, of which 31,230,213 shares were issued and outstanding.

        The following summary of the capital stock and certificate of incorporation and bylaws of Jones Energy, Inc. does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

        We may offer and sell from time to time, in one or more primary offerings, shares of our Class A common stock.

Class A Common Stock

        Voting Rights.    Holders of shares of Class A common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class A common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law. The holders of Class A common stock do not have cumulative voting rights in the election of directors.

        Dividend Rights.    Holders of shares of our Class A common stock are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred stock. Shares of Class A common stock may not be split or combined unless the outstanding shares of Class B common stock are proportionately split or combined. Dividends on Class A common stock in the form of common stock (or securities convertible into or exercisable or exchangeable for common stock) may be paid only in the form of Class A common stock (or securities convertible or exchangeable for Class A common stock) and on a proportionate basis with a corresponding stock dividend on Class B common stock.

        Liquidation Rights.    Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A common stock are entitled to receive ratably the assets available for distribution to the stockholders after payment of liabilities and the liquidation preference of any of our outstanding shares of preferred stock.

        Other Matters.    The shares of Class A common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of our Class A common stock, including the Class A common stock offered in this offering, are fully paid and non-assessable.

Class B Common Stock

        Voting Rights.    Holders of shares of our Class B common stock are entitled to one vote per share held of record on all matters to be voted upon by the stockholders, except that, to the fullest extent permitted by law, holders of shares of Class B common stock will have no voting power with respect to amendments to the amended and restated certificate of incorporation that relate solely to the terms of preferred stock if the holders of the affected series are entitled to vote thereon. Holders of shares of our Class A common stock and Class B common stock vote together as a single class on all matters, except as otherwise required by the amended and restated certificate of incorporation or by applicable law.

        Dividend and Liquidation Rights.    Holders of our Class B common stock do not have any right to receive dividends, unless (i) the dividend consists of shares of our Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock and (ii) a dividend consisting of shares of Class A common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock on equivalent terms is simultaneously paid to the holders of Class A common stock. Shares of Class B common stock may not be split or combined unless the outstanding shares of Class A common stock are proportionately split or combined. Holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or winding up of Jones Energy, Inc.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time one or more series of preferred stock, par value $0.001 per share, out of the unissued shares of preferred stock, and, with respect to each such series, to fix the number of shares constituting such series and the powers, preferences, rights, qualifications, limitations and restrictions of such series which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

Registration Rights and Stockholders Agreement

        On July 29, 2013, we entered into a registration rights and stockholders agreement with Metalmark and the Jones Family Entities, to register for sale under the Securities Act shares of our Class A common stock delivered in exchange for JEH LLC Units in the circumstances described below. This agreement provides Metalmark and the Jones Family Entities with the right to require us, at our expense, to register shares of our Class A common stock that are issuable upon exchange of JEH LLC Units (and an equal number of shares of our Class B common stock) for shares of our Class A common stock. The agreement also provides that we pay certain expenses of Metalmark and the Jones Family Entities relating to such registrations and indemnify them against certain liabilities, which may arise under the Securities Act.

        Demand Rights.    Subject to certain limitations, Metalmark and the Jones Family Entities have the right, by delivering written notice to us from either the majority in interest of the holders of the Jones Family Entities or the majority in interest of the holders of Metalmark Capital, to require us to register the number of our shares of Class A common stock requested to be so registered in accordance with the registration rights agreement. Within 10 days of receipt of notice of a demand registration, we are required to give written notice to all other holders of registrable shares of Class A common stock. Subject to certain limitations as described below, we will use our commercially reasonable efforts to, as soon as reasonably practicable, effect the registration of all securities with respect to which we receive a written request.

        Piggyback Rights.    Any holder of registrable shares of Class A common stock will be entitled to request to participate in, or "piggyback" on, registrations of any of our securities for sale by us. This piggyback right will apply to any registration other than a demand registration described above or a registration on Form S-4 or S-8.

        Conditions and Limitations.    The registration rights outlined above are subject to conditions and limitations, including the right of the underwriters, as applicable, to limit the number of shares to be included in a registration statement and our right to delay, suspend or withdraw a registration statement under specified circumstances. For example, our board may defer any filing for a reasonable period of time if the board determines that such disclosure would have a material adverse effect on the Company.

        If requested by the lead underwriter or underwriters, as applicable, holders of securities with registration rights will not be able to make any sale of our equity securities (including sales under Rule 144) or give any demand notice during a period commencing on the date of the request and continuing for a period not to exceed 90 days, or such shorter period as may be requested by the underwriters. The lead underwriters for the relevant offering may agree to shorten this period.

        Expenses and Indemnification.    In connection with any registration effected pursuant to the terms of the registration rights agreement, we are required to pay for all of the fees and expenses incurred in connection with such registration, including registration fees, filing fees and printing fees. However, the underwriting discounts and selling commissions payable in respect of registrable securities included in any registration are to be paid by the persons including such registrable securities in any such registration on a pro rata basis. We have also agreed to indemnify the holders of registrable securities against all claims, losses, damages and liabilities with respect to each registration effected pursuant to the registration rights agreement.

Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

        Some provisions of Delaware law, and our amended and restated certificate of incorporation and our amended and restated bylaws described below, will contain provisions that could make more difficult an acquisition of us or control of us by means of a tender offer, proxy contest or otherwise, or removal of our incumbent directors and officers. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

        These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. They are also designed to encourage persons seeking to acquire control of our company to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

        Delaware law.    We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the "DGCL") regulating corporate takeovers. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

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  the transaction is approved by the board of directors before the date the interested stockholder attained that status;

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  upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

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  on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        Section 203 defines "business combination" to include the following:

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  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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  subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

        A Delaware corporation may "opt out" of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. We have not opted out of the provisions of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

        Amended and restated certificate of incorporation and amended and restated bylaws.    Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

  •
  permit our board of directors to issue up to 100,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;

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  provide for a maximum of 11 directors and provide that the authorized number of directors at any given time may be fixed only by resolution of the board of directors with the approval of a majority of the total number of directors;

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  provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of Class B common stock with respect to the Class B common stock or the holders of any series of preferred stock with respect to such series;

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  provide that all vacancies, including newly created directorships, may be filled solely by the affirmative vote of a majority of directors then in office, even if less than a quorum;

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  provide that our amended and restated bylaws and certain provisions of our amended and restated certificate of incorporation may only be amended by the affirmative vote of the holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

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  provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board of directors and not by stockholders (subject to the rights of holders of preferred stock);

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  provide that directors may be removed only for cause (as defined in the amended and restated certificate of incorporation) and only by the affirmative vote of holders of at least 75% of the voting power of our then-outstanding capital stock, voting together as a single class;

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  provide for our board of directors to be divided into three classes of directors, serving staggered three year terms, other than directors which may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it could have the effect of increasing the length of time necessary to change the composition of a majority of the board of directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the board of directors; and

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  provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, which notice must satisfy various requirements as to form and content.

Choice of Forum

        Our amended and restated certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, subject to specified exceptions for subject matter jurisdiction for other Delaware courts, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employee or agent to us, our stockholders, creditors or other constituents; (iii) any action asserting a claim against us or any of our directors and officers arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws; or (v) any action asserting a claim against us or any of our directors or officers governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise.

Limitation of Liability and Indemnification Matters

        Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Our amended and restated bylaws also provide that we will indemnify our directors and executive officers to the fullest extent permitted by Delaware law. Our amended and restated bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person's actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We have entered into indemnification agreements with each of our current directors and executive officers, and we intend to enter into indemnification agreements with each of our future directors and executive officers. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liability that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Corporate Opportunity

        Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to Metalmark Capital and any of its respective officers, directors, agents, shareholders, members and partners (other than us and our subsidiaries) (each a "specified party"). Additionally, our amended and restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, we renounce any interest or expectancy in any business opportunity, transaction or other matter in which a specified party (other than us and our subsidiaries) participates or desires or seeks to participate in, unless any such business opportunity, transaction or matter is offered in writing solely to a specified party who is one of our directors or officers and is offered such opportunity solely in his or her capacity as one of our directors or officers.

Transfer Agent and Registrar

        The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our Class A common stock is listed on the NYSE under the symbol "JONE."

DESCRIPTION OF DEPOSITARY SHARES

        We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a deposit agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the preferred stock related to the depositary shares, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

 DESCRIPTION OF WARRANTS

        We may issue warrants to purchase common stock, preferred stock, debt securities, or depositary shares, or any combination of the foregoing. Warrants may be issued independently or together with any common stock, preferred stock, debt securities or other securities described herein and may be attached to or separate from the common stock, preferred stock, debt securities or other such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent we will name in a prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The applicable prospectus supplement will include some or all of the following terms:

  •
  the title of the warrants;

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  the aggregate number of the warrants offered;

  •
  the designation, number and terms of the common stock, preferred stock, debt securities or other securities purchasable upon exercise of the warrants, and procedures by which the number of securities purchasable may be adjusted;

  •
  the exercise price of the warrants;

  •
  the dates or periods during which the warrants are exercisable;

  •
  the designation and terms of any securities with which the warrants are issued;

  •
  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

  •
  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

  •
  any minimum or maximum amount of warrants that may be exercised at any one time; and

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

 DESCRIPTION OF UNITS

        As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, warrants, debt securities, purchase contracts, or any combination of such securities.

DESCRIPTION OF PURCHASE CONTRACTS

        We may issue purchase contracts for the purchase or sale of:

  •
  securities issued by us, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

  •
  currencies; or

  •
  commodities.

        Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

        The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the Indenture.

 PLAN OF DISTRIBUTION

        We may sell the securities pursuant to this prospectus and any accompanying prospectus supplement in and outside the United States (1) through underwriters or dealers; (2) directly to purchasers, including our affiliates and shareholders, or in a rights offering; (3) through agents; or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters, dealers or agents;

  •
  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation; any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price, at prevailing market prices at the time of the sale, at prices related to such prevailing market prices at varying prices determined at the time of sale, or at negotiated prices.

        In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Arrangements

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing Arrangements

        Offered securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms or otherwise, by one or more remarketing firms, acting as principals for their own accounts, as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act in connection with the securities remarketed.

General Information

        Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation described in the applicable prospectus supplement.

        The securities (other than Class A common stock) offered by this prospectus and any prospectus supplement, when first issued, will have no established trading market. Any underwriters or agents to or through whom such securities are sold by us for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers or agents may be required to make.

        Underwriters, dealers and agents may engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

        In connection with offerings of securities under the registration statement of which this prospectus forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in accordance therewith file reports, proxy or information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The phone number is 1-800-732-0330. In addition, the SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC's web site is http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at the addresses set forth above, and copies of all or any part of the registration statement may be obtained from such offices upon payment of the fees prescribed by the SEC. In addition, the registration statement may be accessed at the SEC's web site. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

        In addition, our filings are available on our website at www.jonesenergy.com. Information on our website or any other website is not incorporated by reference in this prospectus and is not a part of this prospectus.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information that we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any supplement thereto is accurate as of any date other than the respective dates of those documents.

        We incorporate by reference the documents listed below, any documents we may file pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any information furnished and not filed with the SEC, from the date of this prospectus until we have sold all of the Securities to which this prospectus relates or each offering under this prospectus is otherwise terminated:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2015 filed on March 9, 2016, including information specifically incorporated by reference into such Annual Report on Form 10-K from our Proxy Statement for our 2016 Annual Meeting of Shareholders filed on March 31, 2016;

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016 (filed on May 6, 2016);

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  our Current Reports on Form 8-K filed on January 13, 2016, May 4, 2016 and May 25, 2016; and

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  the description of our Class A common stock contained in our Form 8-A filed on July 17, 2013, including any amendment to that form that we may file in the future for the purpose of updating the description of our common stock.

        Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus or in a later filed document that is incorporated or deemed to be incorporated herein by reference modifies or replaces such information.

        You may request a copy of any document incorporated by reference in this prospectus, including the exhibits thereto, at no cost, by writing or telephoning us at the following address or telephone number:

Jones Energy, Inc.
Attention: Investor Relations
807 Las Cimas Parkway
Suite 350
Austin, TX 78746
(512) 328-2953

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "plan," "seek," "good," "strategy," "forecast," "future," "likely," "should," "aim," "continue," "objective," "prospective," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events, actions and developments including:

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  business strategy;

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  estimated current and future net reserves and present value thereof;

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  drilling and completion of wells including our identified drilling locations;

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  cash flows and liquidity;

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  financial strategy, budget, projections and operating results;

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  future prices and change in prices for oil, natural gas and NGLs;

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  customers' elections to reject ethane and include it as part of the natural gas stream;

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  timing and amount of future production of oil and natural gas;

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  availability and cost of drilling, completion and production equipment;

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  availability and cost of oilfield labor;

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  the amount, nature and timing of capital expenditures, including future development costs;

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  ability to fund our capital expenditure budget;

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  availability and terms of capital;

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  development results from our identified drilling locations;

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  ability to generate returns and pursue opportunities;

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  marketing of oil, natural gas and NGLs;

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  property acquisitions and dispositions;

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  the availability, cost and terms of, and competition for mineral leases and other permits and rights-of-way and our ability to maintain mineral leases;

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  costs of developing our properties and conducting other operations;

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  general economic conditions, including the levels of supply and demand for oil, natural gas and NGLs, and the commodity price environment;

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  competitive conditions in our industry;

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  effectiveness of our risk management activities;

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  estimates of future potential impairments;

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  environmental and endangered species regulation and liabilities;

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  counterparty credit risk;

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  the extent and effect of any hedging activities engaged in by us;

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  the impact of, and changes in, governmental regulation of the oil and natural gas industry, including tax laws and regulations, environmental, health and safety laws and regulations, and laws and regulations with respect to derivatives and hedging activities;

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  developments in oil-producing and natural gas-producing countries;

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  uncertainty regarding our future operating results;

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  weather, including its impact on oil and natural gas demand and weather-related delays on operations;

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  technology; and

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  plans, objectives, expectations and intentions contained in this report that are not historical.

        We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price levels and volatility, inflation, the cost of oil field equipment and services, lack of availability of drilling, completion and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under "Risk Factors" in this prospectus and in our 2015 Annual Report, in our Quarterly Reports on Form 10-Q and in the other documents we incorporate by reference herein.

        Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.

        Should one or more of the risks or uncertainties described in this prospectus occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

        All forward-looking statements, expressed or implied, included in this prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

        Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

 LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon for us by Baker Botts L.L.P., Austin, Texas, our outside legal counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

        The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The information included in this prospectus regarding estimated quantities of proved reserves, the future net revenues from those reserves and their present value is based, in part, on estimates of the proved reserves and present values of proved reserves as of December 31, 2015, 2014 and 2013. The reserve estimates are based on reports prepared by Cawley Gillespie & Associates, Inc., independent reserve engineers. These estimates have been incorporated by reference in this prospectus in reliance upon the authority of each such firm as an expert in these matters.